Contact:
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Edmund T. Leonard
Chairman of the Board and Chief Financial Officer
(410) 547-1088



                                BV FINANCIAL INC.
                        ANNOUNCES 10B5-1 REPURCHASE PLAN

         Baltimore, Maryland. June 5, 2007. - BV Financial, Inc. (OTCBB: BVFL) today announced that, between June 8, 2007 and September 1, 2007, its previously announced stock repurchase plan for up to 132,250 shares, or 5% of the Company's outstanding common stock held by persons other than Bay-Vanguard, M.H.C., will be conducted solely through a Rule 10b5-1 repurchase plan with Sandler O'Neill & Partners, L.P. Purchases will be based upon the parameters of the Rule 10b5-1 repurchase plan.

         The Rule 10b5-1 repurchase plan allows the Company to repurchase its shares during periods when it would normally not be active in the market due to its internal trading blackout period.

         BV Financial, Inc. is the parent company of Bay-Vanguard Federal Savings Bank. Bay-Vanguard Federal Savings Bank is headquartered in Baltimore, Maryland with three other branches in the Baltimore metropolitan area. The Bank is a full service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.